Agritek Holdings Inc. Announces Industry Veteran Justin Braune as New Chief Executive Officer and President

LOS ANGELES, CA--(Marketwired – March 17 2015) - Agritek Holdings, Inc. (AGTK) (http://www.Agritekholdings.com), a fully reporting company on the OTCQB and leader in Compassionate Care Technology and indoor/outdoor agricultural solutions for the medicinal marijuana industry today announced Mr. Justin Braune will be joining Agritek Holdings on March 20, 2015 as Chief executive Officer (“CEO”) and President. Mr. Braune will also be joining the Agritek Holdings Board of Directors.

Mr. Braunes’s appointment is part of a managed executive transition, which has been coordinated by the executive management team and the current CEO, B. Michael Friedman. As part of this transition, Mr. Friedman will continue to be actively involved with the company, and is assuming a new position as Chairman of the Advisory Board. Mr. Friedman’s decision to step down from the CEO role, which he has held for the past five years, is for personal reasons and to be more involved with the Company’s spin off 800 Commerce Inc.

Mr. Braune graduated from the United States Naval Academy with a Bachelors of Science degree in Electrical Engineering and was commissioned as an Officer in the United States Navy. After earning his masters in Nuclear Engineering, Mr. Braune operated the nuclear reactors onboard the USS Ronald Reagan aircraft carrier. Following his ten year term in the Navy, Mr. Braune completed his MBA at the University of Southern California, Marshall School of Business. Mr. Braune has vast experience in the field of semiconductor sales. His sales experience led him to eventually run the sales floor of Lear Capital, one of the largest financial institutions focused on precious metals. While working with Lear Capital, Justin Braune partnered with primary investors of Vapor Wild and FLiP (Flavor Infused Pod), two of the fastest growing companies within the medicinal cannabis vaporizer and e-cigarette vaping industry. During his term as COO, Justin developed deep relationships in the manufacturing, marketing, product development, sales, and major influencers for both industries.

"After many years of service as your CEO of Agritek Holdings, I feel it is in the best interest and the Company to step down and bring Mr. Braune as a true leader and visionary in this sector as your new CEO and President. We have shared many ups and downs within the medicinal cannabis sector, and I feel this is the time for the infusion of new leadership. The assets of Agritek Holdings are ready to be immediately executed on and monetized by our new CEO including our new Hemp farm project on our Pueblo, Colorado property, operational agreement in Nevada and a complete re-vamping of the Mont Blunt brand of vaporizers and accessories on the verge of major distribution.

Mr. Braune is a true visionary in this industry, and the best candidate to take these assets and company to the next level which in my opinion have been undervalued for some time. It has been my pleasure to serve you and as I always have, will continue to serve in any capacity necessary to ensure the success of this Company on behalf of its’ shareholders and investors. I look forward to working closely with Justin and I am confident he will lead Agritek Holdings to new heights”, stated B. Michael Freidman, CEO of Agritek.

“I am extremely pleased to take up my new role as CEO of Agritek Holdings and soon name additional members of our management team to aide in the task of making Agritek a true leader within our sector. I look forward to working with the talent and experienced partners we have assembled to further the Company’s market position and growth by bringing new levels of innovation, products, services and meaningful revenue streams to our shareholders and value to the marketplace,” stated Justin Braune, newly appointed CEO.

About Agritek Holdings, Inc.
Agritek Holdings, Inc. (www.Agritekholdings.com), a fully reporting Company and pioneer within the medicinal marijuana space provides innovative patient and agricultural solutions seeks to be the leader in Compassionate Care Technology for the medicinal marijuana industry. Agritek Holdings provides real estate management and health and wellness product lines including through its' wholly owned subsidiary Agritek Venture Holdings Inc. Agritek does not directly grow, harvest, or distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.

FORWARD-LOOKING DISCLAIMER:

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Agritek Holdings, Inc. to be materially different from the statements made herein.

Contact:

Agritek Holdings, Inc.
561.249.6511

www.Agritekholdings.com
info@Agritekholdings.com